EXHIBIT 10.1

Pure Flix Entertainment LLC

18940 N Pima Road, Suite #110

Scottsdale, AZ 85255 USA

Telephone 480/991-2258

Telecopier 480/383-6266

Michael Scott

CEO

As of November 10, 2017

Chuck Howard	Danny Chan
CEO/President	CEO
Big Film Factory, LLC (“Big Film”)Almost Never Films, Inc. (“Almost Never”)
2935 Berry Hill Drive	8605 Santa Monica Blvd., #98258
Nashville, TN 37204	West Hollywood, CA 90069
Chuckhoward1@gmail.com dc@almostneverfilms.com

Re:	First Amendment Agreement to our 6x picture Production and Distribution Agreement between Big Film Factory LLC (“Big Film” or “Prodco”) and Pure Flix Entertainment LLC (“PFE”) dated as of July 1, 2017 (our “Agreement”, this document our “First Amendment Agreement”).

Dear Chuck and Danny:

This First Amendment Agreement dated as of November 10, 2017, will serve to memorialize our understanding and restated agreement with respect to the development, packaging, production, post-production and worldwide distribution of the Pictures intended for initial and primary worldwide exhibition on the SVOD in connection with the Agreement. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement. We hereby agree as follows:

1.	Added Party: Almost Never Films, Inc., an Indiana “C” Corporation, with offices at 8605 Santa Monica Boulevard, #98258, West Hollywood, CA 90069, will be added as a party to the Agreement wherever Big Film is referenced in connection with providing production services in conjunction with Big Film as well as providing production capital and cash flowing each of the first six (6) Pictures produced under the Agreement (“6 Pictures”). Both Prodco and PFE agree to expand the defined role of “Prodco” in the Agreement, to add Almost Never to that definition, and grant Almost Never equally the same role and responsibilities heretofore only held by Big Film Factory, LLC in connection with the 6 Pictures.

2.	Responsible Parties/Payment by PFE: Prodco is now comprised of both Big Film Factory and Almost Never, each of which are jointly and severally liable under the Agreement to produce and deliver the 6 Pictures ordered by PFE. Big Film and Almost Never agree that as between the two of them, Almost Never will be the sole and exclusive payee from payer PFE for the first $350,000USD due them, after which PFE will send payments due them to a mutually acceptable 4th party collection account set up by them at a reputable financial institution, costs for which will be borne by them (“Collection Account Manager” or “CAM”). PFE’s future payments to the CAM shall release PFE from any liability or claims by Almost Never or Big Film for those payments. Big Film will receive a copy of all statements that go to Almost Never.

3.	Credits: Almost Never will be accorded a company credit and Producer Credits equal to those of Big Film, subject to standard Distributor approvals.

4.	Insurance: Prodco will provide Almost Never,, Big Film and PFE with Producer’s E & O Insurance for a term of not less than three (3) years from delivery of any such Picture to PFE, and with limits of $1 million/$3 million/ $25K SIR as are common to the television/SVOD industry.

5.	Agreement Terms Unchanged: Except for the amendments and additions made in this First Amendment Agreement, the existing terms and conditions of our Agreement will remain in full force as between Big Film and PFE. Almost Never is attached for these 6 Pictures only. Almost Never has a first right to finance theatrical release of any of the 6 Pictures.

If the foregoing meets with your approval please execute in the spaces provided below, scanning and returning the same to my attention at this e-mail address. I will counter execute our document and promptly return a copy to you. While documents may later be drafted and executed between our companies that are consistent with industry trade practices and customs, but not inconsistent with the terms of this document and our Agreement, which we agree to promptly execute, this will serve as a valid and binding agreement as between us.

[signature page to follow]

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Sincerely,

/s/

Michael Scott

C:	Rick Bonn
Cris Fastrup

ACCEPTED AND AGREED:		ACCEPTED AND AGREED:

Big Film Factory, LLC (“Prodco” or “Big Film”)		Pure Flix Entertainment LLC (“PFE”)

By:	/s/ Chuck Howard	By:	/s/ Michael Scott
Its:	President	Its:	CEO
Date:	11/10/17	Date:	11/10/17

Almost Never Films, Inc. (“Almost Never”)

By:	/s/ Danny Chan
Its:	CEO
Date:	11/10/17

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